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                                                                      Exhibit 2


                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION, dated as of September 19, 2000 ("Agreement"), among Peoples Community Bancorp, Inc. ("Peoples"), a Delaware corporation headquartered in Lebanon, Ohio, Peoples Community Bank ("Peoples Bank"), a federal savings bank chartered under the laws of the United States, and Market Financial Corporation ("Market"), an Ohio corporation headquartered in Mount Healthy, Ohio, and Market Bank ("Market Bank"), a state savings and loan association incorporated under the laws of the State of Ohio.

                                   WITNESSETH:

         WHEREAS, the Boards of Directors of Peoples, Peoples Bank, Market and Market Bank have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transactions provided for herein, including the merger of Market with and into Peoples and the subsequent merger of Market Bank with and into Peoples Bank, subject to the terms and conditions set forth herein; and

         WHEREAS, the parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby; and

         WHEREAS, as a condition and inducement to Peoples' willingness to enter into this Agreement certain stockholders of Market are concurrently entering into a Stockholder Agreement with Peoples (the "Stockholder Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, such stockholders agree to vote their shares of Market Common Stock in favor of this Agreement and the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.01. THE MERGERS. Subject to the terms and conditions of this Agreement and the Agreement of Merger, dated as of the date hereof, between Peoples and Market, a copy of which is attached hereto as Exhibit B, at the Effective Time (as defined hereinafter), Market shall be merged with and into Peoples in accordance with Section 252 of the Delaware General Corporation Law ("DGCL") and Title 17, Chapter 1701 of the Ohio General Corporation Law ("OGCL") (the "Merger"), with Peoples as the surviving corporation (hereinafter sometimes called the "Surviving Corporation"). Each share of common stock, no par value per share, of Market ("Market Common





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Stock") outstanding immediately prior to the Effective Time shall be cancelled and extinguished. Each of such shares (other than shares as to which dissenters' rights have been asserted in accordance with Ohio law (the "Market Dissenting Shares") and shares held by Market (including treasury shares) or Peoples or any of their respective wholly-owned subsidiaries) shall, by virtue of the Merger and without any further action by the holder thereof, be converted into and represent the right to receive shares of common stock, par value $.01 per share, of Peoples ("Peoples Common Stock") and, if applicable, cash in lieu of fractional shares, or $13.00 in cash ("Merger Consideration"), as provided in
Section 1.03 hereof and subject to the terms, conditions, limitations and procedures set forth in this Agreement and the Agreement of Merger. Following consummation of the Merger, Peoples shall cause Market Bank to merge with and into Peoples Bank, with Peoples Bank as the resulting institution.

         1.02. EFFECTIVE TIME. The Merger shall become effective at 5:00 p.m. on the date that a Certificate of Merger is filed with the Secretary of State of the State of Delaware pursuant to the DGCL and a Certificate of Merger is filed with the Secretary of State of the State of Ohio pursuant to the OGCL, unless a later date and time is specified as the effective time in such Certificate of Merger ("Effective Time"). A closing (the "Closing") shall take place immediately prior to the Effective Time at 10:00 a.m., on the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver, to the extent permitted hereunder, of the conditions to the consummation of the Merger specified in Article V of this Agreement (other than the delivery of certificates and other instruments and documents to be delivered at the Closing), at the offices of Peoples, 11 S. Broadway, Lebanon, Ohio 45036-1780, or at such other place, at such other time, or on such other date as the parties may mutually agree upon. At the Closing, there shall be delivered to Peoples and Market the certificates and other documents required to be delivered under Article V hereof.

         1.03 CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of a holder of shares of Market Common
Stock:

         (a) Each share of Peoples Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall be unchanged by the Merger.

         (b) All shares of Market Common Stock owned by Market (including treasury shares) or Peoples or any of their respective wholly-owned subsidiaries, in each case other than in a fiduciary capacity, shall be canceled and retired and shall not represent capital stock of the Surviving Corporation and shall not be exchanged for shares of Peoples Common Stock, cash or other consideration.

         (c) (1) Subject to Sections 1.04, 1.05, 1.08 and 1.09, each share of Market Common Stock issued and outstanding at the Effective Time (other than (i) shares to be canceled in accordance with Section 1.03(b) and (ii) Market Dissenting Shares and (iii) shares held by the trust





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for the Market ESOP (as defined hereinafter)) shall be canceled and extinguished in exchange for the right to receive, at the election of the holder thereof:

                  (i) the number of shares of Peoples Common Stock which is equal to the quotient, rounded to four decimal places ("Exchange Ratio"), determined by dividing $13.00 by the Average Share Price (as defined hereinafter) (the "Per Share Stock Consideration"), or

                  (ii) a cash amount equal to $13.00 per share of Market Common Stock (the "Per Share Cash Consideration").

                  (2) For purposes of this Agreement, the "Aggregate Cash Consideration" shall mean one half of the number of shares of Market Common Stock (other than Market Common Stock owned by Market (including treasury shares) or Peoples) outstanding at the Effective Time multiplied by $13.00.

                  (3) For purposes of this Agreement, the "Average Share Price" shall mean the daily average of the closing price per share of Peoples Common Stock, as reported on the Nasdaq Stock Market's National Market (as reported by an authoritative source), as of the close of trading for each of the 20 trading days ending at the close of business on the business day immediately preceding the Effective Time.

         1.04     ELECTION AND EXCHANGE PROCEDURES

         (a) Peoples shall designate an exchange agent, subject to approval of Market, which approval shall not be unreasonably withheld, to act as agent (the "Exchange Agent") for purposes of conducting the election procedure and the exchange procedure as described in this section and Section 1.05. No later than five business days following the Effective Time, Peoples shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Market Common Stock (i) a notice and letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the certificates theretofore representing shares of Market Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent) advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates in exchange for the consideration set forth in Section 1.03(c) hereof deliverable pursuant to this Agreement and (ii) an election form in such form as Peoples and Market shall mutually agree ("Election Form"). Each Election Form shall permit the holder (or in the case of nominee record holders, the beneficial owner through proper instructions and documentation) (i) to elect to receive Peoples Common Stock with respect to all such holder's Market Common Stock as hereinabove provided (the "Stock Election Shares"), (ii) to elect to receive cash with respect to all such holder's Market Common Stock as hereinabove provided (the "Cash Election Shares"), or (iii) to indicate that such holder makes no such election with respect to such holder's shares of Market Common Stock (the "No-Election Shares"). Any shares of Market



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Common Stock with respect to which the holder thereof shall not, as of the
Election Deadline (as defined hereinafter), have made such an election by submission to the Exchange Agent of an effective, properly completed Election Form shall be deemed to be No-Election Shares. Any Market Dissenting Shares shall be deemed to be Cash Election Shares, and with respect to such shares the holders thereof shall in no event be classified as Reallocated Stock Shares (as hereinafter defined).

         (b) The term "Election Deadline" shall mean 5:00 p.m., Eastern Time, on the 20th day following but not including the date of mailing of the Election Form or such other date as Peoples and Market shall mutually agree upon.

         (c) Any election to receive Peoples Common Stock or cash shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form to the Exchange Agent by written notice to the Exchange Agent only if such notice is actually received by the Exchange Agent at or prior to the Election Deadline. The Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received and whether any such election, modification or revocation has been properly made.

         (d) The Exchange Agent shall effect the allocation among holders of Market Common Stock of rights to receive Peoples Common Stock or cash in the Merger in accordance with the Election Forms as follows:

                  (i) If the number of Cash Election Shares multiplied by the Per Share Cash Consideration is less than the Aggregate Cash Consideration, then:

                           (1) each of the Cash Election Shares (subject to
                  Section 1.08 with respect to Market Dissenting Shares) will be converted into the right to receive the Per Share Cash Consideration,

                           (2) the Exchange Agent will select first from among
                  the holders of No-Election Shares and then (if necessary) will allocate among the holders of Stock Election Shares (by the method of allocation described below), a sufficient number of Stock Election Shares ("Reallocated Cash Shares") such that the product of (i) the sum of the number of Cash Election Shares, plus the number of No-Election Shares and Reallocated Cash Shares, multiplied by (ii) the Per Share Cash Consideration equals the Aggregate Cash Consideration, and each of the Reallocated Cash Shares will be converted into the right to receive the Per Share Cash Consideration, and

                           (3) the No-Election Shares and Stock Election Shares
                  which are not Reallocated Cash Shares will be converted into the right to receive the Per Share Stock Consideration.



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                  (ii) If the number of Cash Election Shares multiplied by the
         Per Share Cash Consideration is greater than the Aggregate Cash Consideration, then:

                           (1) each of the Stock Election Shares and all
                  No-Election Shares will be converted into the right to receive the Per Share Stock Consideration;

                           (2) the Exchange Agent will allocate among the
                  holders of Cash Election Shares (by the method of allocation described below), a sufficient number of Cash Election Shares (excluding any Market Dissenting Shares) ("Reallocated Stock Shares") such that the product of the number of remaining Cash Election Shares (including Market Dissenting Shares) multiplied by the Per Share Cash Consideration equals the Aggregate Cash Consideration, and each of the Reallocated Stock Shares shall be converted into the right to receive the Per Share Stock Consideration; and

                           (3) each of the Cash Election Shares (subject to
                  Section 1.08 with respect to Market Dissenting Shares) which are not Reallocated Stock Shares will be converted into the right to receive the Per Share Cash Consideration.

                  (iii) If the number of Cash Election Shares (including Market Dissenting Shares) multiplied by the Per Share Cash Consideration is equal to the Aggregate Cash Consideration, then subparagraphs (d)(i) and (ii) above shall not apply and all No-Election Shares and all Stock Election Shares will be converted into the right to receive Peoples Common Stock.

         (e) In the event that the Exchange Agent is required pursuant to
Section 1.04(d)(i)(2) to designate from among all Stock Election Shares the Reallocated Cash Shares to receive cash, each holder of Stock Election Shares shall be allocated a pro rata portion (based on each holder's Stock Election Shares relative to all Stock Election Shares) of the remainder of the total Reallocated Cash Shares less the number of No Election Shares which are Reallocated Cash Shares. In the event the Exchange Agent is required pursuant to
Section 1.04(d)(ii)(2) to designate from among all holders of Cash Election Shares the Reallocated Stock Shares to receive the Per Share Stock Consideration, each holder of Cash Election Shares shall be allocated a pro rata portion (based on each holder's Cash Election Shares relative to all Cash Election Shares) of the total Reallocated Stock Shares.

         (f) At the Effective Time, Peoples shall issue to the Exchange Agent the number of shares of Peoples Common Stock issuable and the amount of cash payable in the Merger (which shall be held by the Exchange Agent in trust for the holders of Market Common Stock and invested only in deposit accounts of a Federal Deposit Insurance Corporation ("FDIC") insured institution, direct obligations of the U.S. Government or obligations issued or guaranteed by an agency thereof which carry the full faith and credit of the United States). No later than ten (10) days after receipt of a properly completed letter of transmittal, the Exchange Agent shall distribute Peoples Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Peoples Common Stock held by it from time to time





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hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

         (g) After the completion of the foregoing allocation, each holder of an outstanding certificate or certificates which prior thereto represented shares of Market Common Stock who surrenders such certificate or certificates to the Exchange Agent will, upon acceptance thereof by the Exchange Agent, be entitled to a certificate or certificates representing the number of full shares of Peoples Common Stock or the amount of cash into which the aggregate number of shares of Market Common Stock previously represented by such certificate or certificates surrendered shall have been converted pursuant to this Agreement and, if such holder's shares of Market Common Stock have been converted into Peoples Common Stock, any other distribution theretofore paid with respect to Peoples Common Stock issuable in the Merger, in each case without interest. The Exchange Agent shall accept such certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each outstanding certificate which prior to the Effective Time represented Market Common Stock and which is not surrendered to the Exchange Agent in accordance with the procedures provided for herein shall, except as otherwise herein provided, until duly surrendered to the Exchange Agent be deemed to evidence ownership of the number of shares of Peoples Common Stock or the right to receive the amount of cash into which such Market Common Stock shall have been converted. After the Effective Time, there shall be no further transfer on the records of Market of certificates representing shares of Market Common Stock and if such certificates are presented to Market for transfer, they shall be canceled against delivery of certificates for Peoples Common Stock or cash as hereinabove provided. No dividends which have been declared will be remitted to any person entitled to receive shares of Peoples Common Stock under this Section
1.04 until such person surrenders the certificate or certificates representing Market Common Stock, at which time such dividends shall be remitted to such person, without interest.

         (h) Peoples shall not be obligated to deliver cash and/or a certificate or certificates representing shares of Peoples Common Stock to which a holder of Market Common Stock would otherwise be entitled as a result of the Merger until such holder surrenders the certificate or certificates representing the shares of Market Common Stock for exchange as provided in this Section 1.04, or, in default thereof, an appropriate affidavit of loss and indemnity agreement and/or a bond as may be required in each case by Peoples. If any certificates evidencing shares of Peoples Common Stock are to be issued in a name other than that in which the certificate evidencing Market Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed or accompanied by an executed form of assignment separate from the certificate and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Peoples Common Stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.



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         (i) Any portion of the shares of Peoples Common Stock and cash delivered to the Exchange Agent by Peoples pursuant to Section 1.04(f) that remains unclaimed by the shareholders of Market for six months after the Effective Time (as well as any proceeds from any investment thereof) shall be delivered by the Exchange Agent to Peoples. Any shareholders of Market who have not theretofore complied with Section 1.04(g) shall thereafter look only to Peoples for the consideration deliverable in respect of each share of Market Common Stock such shareholder holds as determined pursuant to this Agreement without any interest thereon. If outstanding certificates for shares of Market Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of Peoples Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by abandoned property and any other applicable law, become the property of Peoples (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any person previously entitled to such property. Neither the Exchange Agent nor any party to this Agreement shall be liable to any holder of stock represented by any certificate for any consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Peoples and the Exchange Agent shall be entitled to rely upon the stock transfer books of Market to establish the identity of those persons entitled to receive consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any certificate, Peoples and the Exchange Agent shall be entitled to deposit any consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         1.05 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, neither certificates nor scrip for fractional shares of Peoples Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Peoples Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Average Share Price. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

         1.06 STOCK OPTIONS. Immediately before the Effective Time, each option with respect to Market Common Stock (a "Market Stock Option") that has been issued pursuant to Market's 1998 Stock Option and Incentive Plan and is outstanding and exercisable at the Effective Time shall be canceled and converted into the right to receive from Peoples, subject to required withholding taxes, if any, cash in an amount equal to the difference between the exercise price of such Market Stock Option and the Per Share Cash Consideration for each share of Market Common Stock subject to such Market Stock Option.

         1.07 WITHHOLDING RIGHTS. Peoples (through the Exchange Agent, if applicable) shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of shares of Market Common Stock such amounts as Peoples is required under the Internal Revenue Code of 1986, as amended ("Code") or any provision of state, local or foreign tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld





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shall be treated for all purposes of this Agreement as having been paid to the holder of Market Common Stock in respect of which such deduction and withholding was made by Peoples.

         1.08 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, the shares of Market Common Stock that are outstanding immediately before the Effective Time and which are held by shareholders who shall not have voted such shares in favor of this Agreement, who shall have delivered to Market or Peoples a written demand for appraisal of such shares in the manner provided in Section 1701.85 of the OGCL and who shall have otherwise complied fully with all of the requirements of Section 1701.85 of the OGCL shall not be converted into or be exchangeable for the right to receive the consideration provided in this Agreement; provided, however, that (a) each of such shares (hereinafter referred to as the "Dissenting Shares") shall nevertheless be cancelled and extinguished in accordance with this Agreement; (b) the holder of Dissenting Shares, upon full compliance with the requirements of Section 1701.85 of the OGCL shall be entitled to payment of the appraised value of such shares in accordance with the provisions of Section 1701.85 of the OGCL; and (c) in the event (i) any holder of Dissenting Shares shall subsequently withdraw such holder's demand for appraisal of such shares after the Effective Time or shall fail to establish such holder's entitlement to appraisal rights in accordance with Section 1701.85 of the OGCL, or (ii) any holder of Dissenting Shares has not filed a petition demanding a determination of the value of such shares within the period provided in Section 1701.85 of the OGCL, such holder shall forfeit the right to appraisal of such shares and such shares shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive the Per Share Cash Consideration.

         1.09 ANTI-DILUTION PROVISIONS. The Exchange Ratio and the Per Share Stock Consideration shall be subject to appropriate adjustments in the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of Peoples Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other like changes in Peoples' capitalization. Nothing contained herein shall be deemed to permit any action which may be proscribed by this Agreement.

         1.10 ADDITIONAL ACTIONS. If at any time after the Effective Time the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of Market acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Market and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Market or otherwise to take any and all such action.



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         1.11 MODIFICATION OF STRUCTURE. Notwithstanding any provision of this
Agreement to the contrary, Peoples, with the prior written consent of Market, which consent shall not be unreasonably withheld, may elect, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, to modify the structure of the transactions contemplated hereby so long as (i) there are no material adverse federal income tax consequences to the stockholders of Peoples as a result of such modification, (ii) the consideration to be paid to holders of Market Common Stock under this Agreement is not thereby changed in kind or reduced in amount solely because of such modification and
(iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals or impair or prevent the satisfaction of any conditions to the Closing.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF MARKET

         References to "Market Disclosure Schedule" shall mean each of the disclosure schedules required by this Article II, dated as of the date hereof and referenced to the specific sections and subsections of Article II of this Agreement, which have been delivered by Market to Peoples. Market and Market Bank hereby jointly and severally represent and warrant to Peoples and Peoples Bank as follows as of the date hereof:

         2.01.    CORPORATE ORGANIZATION.

         (a) Market is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Market has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Market and Market Bank taken as a whole. Market is registered as a thrift holding company under the Home Owners' Loan Act, as amended ("HOLA"). Market Disclosure Schedule 2.01(a) sets forth true and complete copies of the Articles of Incorporation and Code of Regulations of Market and Articles of Incorporation and Constitution of Market Bank as in effect on the date hereof.

         (b) The only direct or indirect subsidiary of Market is Market Bank. Market Bank (i) is duly organized and is validly existing under the laws of its jurisdiction of incorporation, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character





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or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Market and Market Bank taken as a whole. Other than Market Bank, Market does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

         2.02. CAPITALIZATION. The authorized capital stock of Market consists of 4,000,000 shares of Market Common Stock, of which 1,259,439 are issued and outstanding and 76,286 shares are held in treasury as of the date hereof, and 1,000,000 shares of preferred stock, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of Market, and all issued and outstanding shares of capital stock of Market Bank, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, except that until payments are received by Market from the Market ESOP in accordance with the terms of the loan from Market to the Market ESOP, shares for which payment and money have not been received are not fully paid and nonassessable. All of the outstanding shares of capital stock of Market Bank are owned by Market free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and, except for options to purchase 125,558 shares of Market Common Stock which have been granted pursuant to Market's 1998 Stock Option and Incentive Plan, and which are outstanding, none of Market or Market Bank has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Market or Market Bank or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

         2.03.    AUTHORITY; NO VIOLATION.

         (a) Subject to the approval of this Agreement and the transactions contemplated hereby, including the Merger and the merger of Market Bank with and into Peoples Bank, by the Office of Thrift Supervision ("OTS") and the Superintendent of Financial Institutions ("Superintendent"), by Market as the sole shareholder of Market Bank, and by the requisite vote of the Market shareholders, and subject to the amendment of the Articles of Incorporation of Market and Market Bank with respect to acquisitions of more than 10% of the outstanding common shares of Market and Market Bank, (i) each of Market and Market Bank has all of the requisite corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder; (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by each of Market and Market Bank; and (iii) this Agreement is the valid and binding agreement of each of Market and Market Bank, enforceable against each of Market and Market Bank in accordance with its terms, (I) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (II) except to the extent such enforceability may be limited by laws relating to safety





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and soundness of insured depository institutions as set forth in 12 U.S.C. ss.
1818(b) or by the appointment of a conservator by the FDIC. This Agreement has been duly executed and delivered by each of Market and Market Bank.

         (b) Subject to the approval of this Agreement and the transactions contemplated hereby, including the Merger and the merger of Market Bank with and into Peoples Bank, by the OTS and the Superintendent, by Market as the sole shareholder of Market Bank, and by the requisite vote of the Market shareholders, and subject to the amendment of the Articles of Incorporation of Market and Market Bank with respect to acquisitions of shares of more than 10% of the outstanding common shares of Market and Market Bank, (i) Market has all of the requisite corporate power and authority to enter into the Agreement of Merger and to perform all of its obligations thereunder; (ii) the execution and delivery of the Agreement of Merger and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action by Market; and (iii) the Agreement of Merger is the valid and binding agreement of Market, enforceable against Market in accordance with its terms, (I) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (II) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. ss. 1818(b) or by the appointment of a conservator by the FDIC. The Agreement of Merger has been duly executed and delivered by Market.

         (c) Except as disclosed in Market Disclosure Schedule 2.03(c) and except to the extent of any violation of or conflict with Article Seventh of the Articles of Incorporation of Market and Article Eighth of the Articles of Incorporation of Market Bank, none of the execution and delivery of this Agreement by Market and Market Bank, the execution and delivery of the Agreement of Merger by Market, the consummation by Market and Market Bank of the transactions contemplated hereby in accordance with the terms hereof, the consummation by Market of the transactions contemplated by the Agreement of Merger in accordance with the terms thereof, compliance by Market with any of the terms or provisions hereof or compliance by Market with any terms or provisions of the Agreement of Merger, will (i) violate any provision of the Articles of Incorporation or other governing instrument, Code of Regulations or Bylaws of Market or Market Bank, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Market or Market Bank or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Market or Market Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Market or Market Bank is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Market and Market Bank taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except as set forth in Market Disclosure Schedule 2.03(c) and for consents and approvals of or filings or registrations with or notices to the Securities and Exchange Commission ("Commission"), the Secretary of State of the State of Ohio, the OTS, the Superintendent and the stockholders of Market, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency, or non-governmental third party are required on behalf of Market or Market Bank in connection with (a) the execution and delivery of this Agreement and the Agreement of Merger by Market and (b) the consummation by Market and Market Bank of the transactions contemplated hereby or the consummation by Market of the transactions contemplated by the Agreement of Merger.

         2.04.    FINANCIAL STATEMENTS.

         (a) Market has previously delivered to Peoples copies of the consolidated statements of financial condition of Market as of September 30, 1999, 1998 and 1997 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years ended September 30, 1999, 1998 and 1997 in each case accompanied by the audit reports of Grant Thornton LLP, independent public accountants, as well as the unaudited consolidated statement of financial condition of Market as of June 30, 2000 and the related unaudited consolidated statement of income, changes in stockholders' equity and cash flows for the three and nine months ended June 30, 2000 and 1999. The consolidated statements of financial condition of Market referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of Market to be delivered by Market pursuant to Section 4.05 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Market as of the respective dates set forth therein, and the related consolidated statements of income, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated operations, changes in stockholders' equity and cash flows of Market for the respective periods or as of the respective dates set forth therein (it being understood that Market's interim financial statements are not audited but reflect all adjustments which are, in the opinion of Market, necessary for a fair presentation of such financial statements).

         (b) Each of the financial statements referred to in this Section 2.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of Market and Market Bank are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

         (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of
Section 2.04(a) or the notes thereto or liabilities incurred since June 30, 2000 in the ordinary course of business and consistent with past practice and except for obtaining FHLB advances since June 30, 2000, neither Market nor Market Bank has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Market and Market Bank taken as a whole.

         2.05.    ABSENCE OF CERTAIN CHANGES OR EVENTS.

         (a) There has not been any material adverse change in the business, operations, assets or financial condition of Market and Market Bank taken as a whole since June 30, 2000 other than: (i) any such effect attributable to or resulting from any change in banking or similar laws, rules or regulations of general applicability to banks, thrift institutions or their holding companies or interpretations thereof by courts or governmental authorities; (ii) changes in generally accepted accounting principles that are generally applicable to the banking or savings industries; (iii) expenses incurred in connection with the transactions contemplated hereby; (iv) actions or omissions of a party (or any of its subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby; or
(v) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates. To the best knowledge of Market, no fact or condition exists which Market believes will cause such a material adverse change in the future.

         (b) Except as set forth in Market Disclosure Schedule 2.05(b), neither Market nor Market Bank has taken or permitted any of the actions set forth in
Section 4.02 hereof between June 30, 2000 and the date hereof.

         2.06. LEGAL PROCEEDINGS. Except as disclosed in Market Disclosure
Schedule 2.06, neither Market nor Market Bank is a party to any, and there are no pending or, to the best knowledge of Market, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Market or Market Bank, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of Market will not have a material adverse effect on the business, operations, assets or financial condition of Market and Market Bank taken as a whole. Neither Market nor Market Bank is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of Market and Market Bank taken as a whole.

         2.07.    TAXES AND TAX RETURNS.

         (a) Except to the extent permitted extensions have been filed, each of Market and Market Bank, or the affiliated, combined or unitary group (within the meaning of applicable federal income tax law) of which any such corporation is or was a member, as the case may be (individually, an "Affiliate" and collectively, "Affiliates"), has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes (as hereinafter defined), and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to Peoples) and (ii) have not finally been determined. Market and its Affiliates have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable, which are attributable to tax periods ending on or before the Effective Time. Except as set forth in Market Disclosure Schedule

2.07(a), (i) the federal income tax returns of Market and its Affiliates for all taxable years through and including the year ended December 31, 1996, have been examined by the Internal Revenue Service ("IRS") (or are closed to examination due to the expiration of the applicable statute of limitations), and (ii) the Ohio income tax returns of Market and its Affiliates for all taxable years through and including the year ended December 31, 1996, have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon Market or any of its Affiliates, nor has Market or any of its Affiliates given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

         (b) Except as set forth in Market Disclosure Schedule 2.07(b), none of Market or any of its Affiliates (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Market or any Affiliate (nor does Market have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

         (c) For purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment (including withholding, payroll and employment taxes required to be withheld with respect to income paid to employees), excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) upon Market or any of its Affiliates.

         2.08.    EMPLOYEE BENEFIT PLANS.

         (a) Each employee benefit plan or arrangement of Market or Market Bank which is an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), is listed in Market Disclosure Schedule 2.08(a) ("Market Plans"). Market has previously furnished to Peoples true and complete copies of each of the Market Plans together with (i) the most recent actuarial and financial reports prepared with respect to any qualified Market Plans, (ii) the most recent annual reports filed with any government agency, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified Market Plans.

         (b) Each Market Plan has been operated in compliance in all material respects with the applicable provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations.

         (c) Neither Market nor Market Bank participates in or has incurred any liability under Section 4201 of ERISA for a complete or partial withdrawal from a multi-employer plan (as such term is defined in ERISA).

         (d) The present value of all accrued benefits under each of the Market Plans subject to Title IV of ERISA did not, as of the latest valuation date of each such Plan, exceed the then current value of the assets of such plans allocable to such accrued benefits, based upon the actuarial and accounting assumptions currently utilized for such Market Plans.

         (e) Neither Market nor Market Bank, nor, to the best knowledge of Market, any trustee, fiduciary or administrator of a Market Plan or any trust created thereunder, has engaged in a "prohibited transaction," as such term is defined in Section 4975 of the Code, which could subject Market or Market Bank, or, to the best knowledge of Market, any trustee, fiduciary or administrator thereof, to the tax or penalty on prohibited transactions imposed by said
Section 4975.

         (f) Except as disclosed on Market Disclosure Schedule 2.08(f), no Market Plan or any trust created thereunder has been terminated, nor have there been any "reportable events" with respect to any Market Plan, as that term is defined in Section 4043(b) of ERISA.

         (g) No Market Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA.

         (h) Each of the Market Plans which is intended to be a qualified plan within the meaning of Section 401(a) of the Code has been determined by the IRS to be so qualified, and Market is not aware of any fact or circumstance which would adversely affect the qualified status of any such Plan.

         2.09.    SECURITIES DOCUMENTS AND REGULATORY REPORTS.

         (a) Market has previously delivered or made available to Peoples a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the Securities Act of 1933, as amended ("1933 Act"), or the Securities Exchange Act of 1934, as amended ("1934 Act"), or mailed by Market to its stockholders as a class since January 1, 1997, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

         (b) Market and Market Bank have duly filed with the Superintendent, the OTS and the FDIC in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Market has delivered or made available to Peoples accurate and complete copies of such reports. Market Disclosure Schedule 2.09(b) lists all examinations of Market or Market Bank conducted by the applicable thrift regulatory authorities since January 1, 1997 and the dates of any responses thereto submitted by Market. In connection with the most recent examinations of Market or Market Bank by the applicable thrift regulatory authorities, neither Market nor Market Bank was required to correct or change any action, procedure or proceeding which Market or Market Bank believes has not been now corrected or changed as required.

         2.10. MARKET INFORMATION. None of the information relating to Market and Market Bank to be provided by Market or Market Bank for use in (i) the Registration Statement on Form S-4 to be filed by Peoples in connection with the issuance of shares of Peoples Common Stock pursuant to the Merger, as amended or supplemented (or on any successor or other appropriate form) ("Form S-4"), will, at the time the Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the proxy statement/prospectus contained in the Form S-4, as amended or supplemented, and to be delivered to stockholders of Market in connection with the solicitation of their approval of this Agreement, the Agreement of Merger and the transactions contemplated hereby and thereby ("Proxy Statement/Prospectus"), as of the date(s) such Proxy Statement/Prospectus is mailed to stockholders of Market and up to and including the date(s) of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         2.11.    COMPLIANCE WITH APPLICABLE LAW.

         (a) Each of Market and Market Bank has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of Market and Market Bank taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Market and Market Bank, no suspension or cancellation of any of the same is threatened.

         (b) Neither Market nor Market Bank is in violation of its respective Articles of Incorporation or other governing instrument, Code of Regulations or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of Market and Market Bank taken as a whole; and neither Market nor Market Bank has received any notice or communication from any federal, state or local governmental authority asserting that Market or Market Bank is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of Market and Market Bank taken as a whole. Neither Market nor Market Bank is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by governmental authorities), and neither of them has received any written communication requesting that they enter into any of the foregoing.

         2.12.    DEPOSIT INSURANCE AND OTHER REGULATORY MATTERS.

         (a) The deposit accounts of Market Bank are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the Federal Deposit Insurance Act, as amended ("FDIA"), and Market Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

         (b) Market Bank is a member in good standing of the Federal Home Loan Bank ("FHLB") of Cincinnati and owns the requisite amount of stock in the FHLB of Cincinnati.

         (c) Market Bank is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

         (d) Market Bank has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

         2.13.    CERTAIN CONTRACTS.

         (a) Except as disclosed in Market Disclosure Schedule 2.13(a), neither Market nor Market Bank is a party to, receives, or is obligated to pay benefits under, (i) any agreement, arrangement, commitment, indenture or other instrument relating to the borrowing of money by Market or Market Bank or the guarantee by Market or Market Bank of any obligation, (ii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director or officer of Market or Market Bank, (iii) any contract, agreement or understanding with a labor union, (iv) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) became or may become due to any director, officer or employee of Market or Market Bank upon execution of this Agreement or upon or following consummation of the transactions contemplated by this Agreement (either alone or in connection with the occurrence of any additional acts or events), (v) any agreement, arrangement or understanding to which Market or Market Bank is a party which limits the freedom of Market or Market Bank to compete in any line of business or with any person, (vi) any assistance agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order or condition of any regulatory order or decree with or by the OTS, the Superintendent, the FDIC or any other regulatory agency, (vii) any other agreement, arrangement or understanding which would be required to be filed as an exhibit to Market's Annual Report on Form 10-K (or Form 10-KSB) under the 1934 Act and which has not been so filed, or (viii) any other agreement, arrangement or understanding to which Market or Market Bank is a party and which is material to the business, operations, assets or financial condition of Market and Market Bank taken as a whole (excluding loan agreements or agreements relating to deposit accounts), in each of the foregoing cases whether written or oral.

         (b) Neither Market nor Market Bank is in default or in non-compliance, which default or non-compliance would have a material adverse effect on the business, operations, assets or financial condition of Market and Market Bank taken as a whole or the transactions contemplated hereby, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

         2.14.    PROPERTIES AND INSURANCE.

         (a) All real and material personal property owned by Market or Market Bank or presently used by either of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Market and Market Bank in the ordinary course of business consistent with their past practices. Market and Market Bank have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Market's consolidated statement of financial condition as of June 30, 2000, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 2000), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of Market and Market Bank taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. Neither Market nor Market Bank is a party to any lease of real property or a party to any lease of personal property material to the business or financial condition of Market or Market Bank.

         (b) The business operations and all insurable properties and assets of Market and Market Bank are insured for their benefit against all risks which, in the reasonable judgment of the management of Market, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of Market adequate for the business engaged in by Market and Market Bank. As of the date hereof, neither Market nor Market Bank has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

         2.15. ENVIRONMENTAL MATTERS. For purposes of this Agreement, the following terms shall have the indicated meaning:

         "Environmental Law" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, ET SEQ; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, ET SEQ; the Clean Air Act, as amended, 42 U.S.C. ss.7401, ET SEQ; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, ET seq; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, ET SEQ; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, ET SEQ; the Safe Drinking Water Act, 42 U.S.C. ss.300f, ET SEQ; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

         "Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any regulated material containing any such substance as a component. Hazardous Substances include without limitation petroleum (including crude oil or any fraction thereof), asbestos, radioactive material, and polychlorinated biphenyls.

         For purposes of this Section 2.15, "Loan Portfolio Properties and Other Properties Owned" means those properties owned, leased or operated by Market or Market Bank and those properties which serve as collateral for loans owned by Market or Market Bank.

         (a) To the best knowledge of Market and Market Bank, neither Market nor Market Bank has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the business, operations, assets or financial condition of Market and Market Bank taken as a whole.

         (b) To the best knowledge of Market and Market Bank, none of the Loan Portfolio Properties and Other Properties Owned by Market or Market Bank has been, during the period of ownership by Market or Market Bank, respectively, or is in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of Market and Market Bank taken as a whole.

         (c) To the best knowledge of Market and Market Bank, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by Market or Market Bank under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of Market and Market Bank taken as a whole.

         2.16. ALLOWANCE FOR LOAN LOSSES AND REAL ESTATE OWNED. The allowance for loan losses reflected on Market's consolidated statements of financial condition included in the consolidated financial statements referred to in
Section 2.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of Market's management adequate in all material respects as of their respective dates.

         2.17. MINUTE BOOKS. Since January 1, 1997, the minute books of Market and Market Bank contain in all material respects complete and accurate records of all meetings and other corporate action held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and stockholders except records of meetings related to the consideration of the transactions related to this Agreement.

         2.18.    AFFILIATE TRANSACTIONS.

         (a) Except as disclosed in Market Disclosure Schedule 2.18(a) or in Market's proxy statements, and except as specifically contemplated by this Agreement, since January 1, 1997, neither Market nor Market Bank has engaged in or agreed to engage in (whether in writing or orally) any transaction with any "affiliated person" or "affiliate" of Market Bank, as such terms are defined in 12 C.F.R. ss.561.5 and 12 C.F.R. ss.563.41, respectively.

         (b) Market Disclosure Schedule 2.18(b) sets forth the name and number of shares of Market Common Stock owned as of the date hereof beneficially or of record by any persons Market considers to be affiliates of Market ("Market Affiliates") as that term is defined for purposes of Rule 145 under the 1933 Act.

         2.19. BROKER FEES. Except as set forth in Market Disclosure Schedule
2.19 and except for dealings with and obligations to McDonald Investments, Inc., none of Market, Market Bank or any of the respective directors or officers of such companies has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

         2.20. DISCLOSURES. No representation or warranty contained in Article II of this Agreement, and no statement contained in the Market Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

         2.21 STOCK OWNERSHIP. Except as set forth in Market Disclosure Schedule 2.21, neither Market nor an "affiliate" or "associate" of Market, as the terms "affiliate" and "associate" are defined in Section 203(c) of the DGCL, is the "owner," as the term "owner" is defined in Section 203(c) of the DGCL, of any of the outstanding shares of Peoples Common Stock.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PEOPLES

         References to "Peoples Disclosure Schedule" shall mean each of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered by Peoples to Market. Peoples hereby represents and warrants to Market as follows as of the date hereof:

         3.01.    CORPORATE ORGANIZATION.

         (a) Peoples is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Peoples has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Peoples and Peoples Community Bank ("Peoples Bank") taken as a whole. Peoples is registered as a thrift holding company under the HOLA. Peoples Disclosure Schedule 3.01(a) sets forth true and complete copies of the Certificate of Incorporation or other governing instrument and Bylaws of Peoples and Peoples Bank as in effect on the date hereof.

         (b) The only direct or indirect subsidiary of Peoples is Peoples Bank. Peoples Bank (i) is duly organized and validly existing or in good standing under the laws of its jurisdiction of incorporation, (ii) has the corporate power and authority to own or lease all of its properties and assets and to conduct its business as it is now being conducted, and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Peoples and Peoples Bank taken as a whole. Other than Peoples Bank,

Peoples does not own or control, directly or indirectly, greater than a 5% equity interest in any corporation, company, association, partnership, joint venture or other entity.

         3.02. CAPITALIZATION. The authorized capital stock of Peoples consists of 10,000,000 shares of Peoples Common Stock, of which 1,977,760 are issued and outstanding and no shares are held in treasury as of the date hereof, and 1,000,000 shares of preferred stock, par value $.01 per share, of which no shares are issued and outstanding as of the date hereof. All issued and outstanding shares of capital stock of Peoples, and all issued and outstanding shares of capital stock of Peoples Bank, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of Peoples Bank are owned by Peoples free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever, and none of Peoples or Peoples Bank has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Peoples or Peoples Bank or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such stock.

         3.03.    AUTHORITY; NO VIOLATION.

         (a) Subject to the approval of this Agreement and the transactions contemplated hereby, including the Merger and the merger of Market Bank with and into Peoples Bank, by the OTS and the Superintendent, by Peoples as the sole shareholder of Peoples Bank, and by the requisite vote of the Peoples' shareholders, (i) each of Peoples and Peoples Bank has all of the requisite corporate power and authority to enter into this Agreement and to perform all of its obligations hereunder; (ii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by each of Peoples and Peoples Bank; and (iii) this Agreement is the valid and binding agreement of each of Peoples and Peoples Bank, enforceable against each of Peoples and Peoples Bank in accordance with its terms, (I) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (II) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. ss. 1818(b) or bY the appointment of a conservator by the FDIC. This Agreement has been duly executed and delivered by each of Peoples and Peoples Bank.

         (b) Subject to the approval of this Agreement and the transactions contemplated hereby, including the Merger and the merger of Market Bank with and into Peoples Bank, by the OTS and the Superintendent, by Peoples as the sole shareholder of Peoples Bank, and by the requisite vote of the Peoples' shareholders,(i) Peoples has all of the requisite corporate power and authority to enter into the Agreement of Merger and to perform all of its obligations thereunder; (ii) the execution and delivery of the Agreement of Merger and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action by Peoples; and (iii) the Agreement of Merger is the valid and binding agreement of Peoples, enforceable against Peoples in accordance with its terms, (I) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (II) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. ss. 1818(b) or by the appointment of a conservator by the FDIC. ThE Agreement of Merger has been duly executed and delivered by Peoples.

         (c) Except as disclosed in Peoples Disclosure Schedule 3.03(c), none of the execution and delivery of this Agreement by Peoples and Peoples Bank, the execution and delivery of the Agreement of Merger by Peoples, the consummation by Peoples and Peoples Bank of the transactions contemplated hereby in accordance with the terms hereof, the consummation by Peoples of the transactions contemplated by the Agreement of Merger in accordance with the terms thereof, compliance by Peoples with any of the terms or provisions hereof or compliance by Peoples with any terms or provisions of the Agreement of Merger, will (i) violate any provision of the Certificate of Incorporation or other governing instrument, or Bylaws of Peoples or Peoples Bank, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Peoples or Peoples Bank or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Peoples or Peoples Bank under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Peoples or Peoples Bank is a party, or by which any of their respective properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Market and Market Bank taken as a whole and which will not prevent or delay the consummation of the transactions contemplated hereby. Except as set forth in Peoples Disclosure
Schedule 3.03(c) and for consents and approvals of or filings or registrations with or notices to the Commission, the Secretary of State of the State of Ohio, the OTS, the Superintendent and the stockholders of Peoples, no consents or approvals of or filings or registrations with or notices to any federal, state, municipal or other governmental or regulatory commission, board, agency, or non-governmental third party are required on behalf of Peoples or Peoples Bank in connection with (a) the execution and delivery of this Agreement and the Agreement of Merger by Peoples and (b) the consummation by Peoples and Peoples Bank of the transactions contemplated hereby or the consummation by Peoples of the transactions contemplated by the Agreement of Merger.

         (d) Neither Peoples nor Peoples Bank is in default or in non-compliance, which default or non-compliance would have a material adverse effect on the business, operations, assets or financial condition of Peoples and Peoples Bank taken as a whole or the transactions contemplated hereby, under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a default or non-compliance.

         3.04.    FINANCIAL STATEMENTS.

         (a) Peoples has previously delivered to Market copies of the unaudited consolidated statement of financial condition of Peoples as of June 30, 2000 and the related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three and six months ended June 30, 2000 and 1999. The consolidated statements of financial condition of Peoples referred to herein (including the related notes, where applicable), as well as the consolidated financial statements contained in the reports of Peoples to be delivered by Peoples pursuant to Section 4.04 hereof, fairly present or will fairly present, as the case may be, the consolidated financial condition of Peoples as of the respective dates set forth therein, and the related consolidated statements of operations, changes in stockholders' equity and cash flows (including the related notes, where applicable) fairly present or will fairly present, as the case may be, the results of the consolidated operations, changes in stockholders' equity and cash flows of Peoples for the respective periods or as of the respective dates set forth therein (it being understood that Peoples' interim financial statements are not audited and are not prepared with related notes but reflect all adjustments which are, in the opinion of Peoples, necessary for a fair presentation of such financial statements).

         (b) Each of the financial statements referred to in this Section 3.04 (including the related notes, where applicable) has been or will be, as the case may be, prepared in accordance with generally accepted accounting principles consistently applied during the periods involved. The books and records of Peoples and Peoples Bank are being maintained in material compliance with applicable legal and accounting requirements and reflect only actual transactions.

         (c) Except to the extent reflected, disclosed or reserved against in the consolidated financial statements referred to in the first sentence of this
Section 3.04 or the notes thereto or liabilities incurred since June 30, 2000 in the ordinary course of business and consistent with past practice, neither of Peoples nor Peoples Bank has any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Peoples and Peoples Bank taken as a whole.

         3.05. ABSENCE OF CERTAIN CHANGES OR EVENTS. There has not been any material adverse change in the business, operations, assets or financial condition of Peoples and Peoples Bank taken as a whole since June 30, 2000, other than: (i) any such effect attributable to or resulting from any change in banking or similar laws, rules or regulations of general applicability to banks, thrift institutions or their holding companies or interpretations thereof by courts or governmental authorities; (ii) changes in generally accepted accounting principles that are generally applicable to the banking or savings industries; (iii) expenses incurred in connection with the transactions contemplated hereby; (iv) actions or omissions of a party (or any of its subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby; or (v) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates. To the best knowledge of

Peoples, no fact or condition exists which Peoples believes will cause such a material adverse change in the future.

         3.06. LEGAL PROCEEDINGS. Neither Peoples nor Peoples Bank is a party to any, and there are no pending or, to the best knowledge of Peoples, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against Peoples or Peoples Bank, except such proceedings, claims, actions or governmental investigations which in the good faith judgment of Peoples will not have a material adverse effect on the business, operations, assets or financial condition of Peoples and Peoples Bank taken as a whole. Neither Peoples nor Peoples Bank is a party to any order, judgment or decree which materially adversely affects the business, operations, assets or financial condition of Peoples and Peoples Bank taken as a whole.

         3.07.    TAXES AND TAX RETURNS.

         (a) Each of Peoples and Peoples Bank, or the affiliated, combined or unitary group (within the meaning of applicable federal income tax law) of which any such corporation is or was a member, as the case may be (individually, an "Affiliate" and collectively, "Affiliates"), has duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed or sent by or with respect to them in respect of any Taxes, and has duly paid (and until the Effective Time will so pay) all Taxes due and payable other than Taxes or other charges which (i) are being contested in good faith (and disclosed in writing to Market and (ii) have not finally been determined. Peoples and its Affiliates have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all Taxes not yet due and payable, whether or not disputed, accrued or applicable. Except as set forth in Peoples Disclosure Schedule 3.07(a), (i) the federal income tax returns of Peoples and its Affiliates have been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations), and
(ii) the Ohio income tax returns of Peoples and its Affiliates have been examined by applicable authorities (or are closed to examination due to the expiration of the statute of limitations), and in the case of both (i) and (ii) no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. There are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, Taxes or assessments upon Peoples or any of its Affiliates, nor has Peoples or any of its Affiliates given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns.

         (b) Except as set forth in Peoples Disclosure Schedule 3.07(b), none of Peoples or any of its Affiliates (i) has requested any extension of time within which to file any Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of Taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of a voluntary change in accounting method initiated by Peoples or any Affiliate (nor does Peoples have any knowledge that the IRS has proposed any such adjustment or change of accounting method), or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

         3.08.    SECURITIES DOCUMENTS AND REGULATORY REPORTS.

         (a) Peoples has previously delivered or made available to Market a complete copy of each final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication (other than general advertising materials) filed pursuant to the 1933 Act or the 1934 Act or mailed by Peoples to its stockholders as a class since September 30, 1999, and each such final registration statement, prospectus, annual, quarterly or current report and definitive proxy statement or other communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that information as of a later date shall be deemed to modify information as of an earlier date.

         (b) Peoples and Peoples Bank have duly filed with the OTS and the FDIC in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Peoples has delivered or made available to Market accurate and complete copies of such reports. Peoples Disclosure Schedule 3.08(b) lists all examinations of Peoples or of Peoples Bank conducted by the applicable thrift regulatory authorities since January 1, 2000 and the dates of any responses thereto submitted by Peoples. In connection with the most recent examinations of Peoples or Peoples Bank by the applicable thrift regulatory authorities, neither Peoples nor Peoples Bank was required to correct or change any action, procedure or proceeding which Peoples or Peoples Bank believes has not been now corrected or changed as required.

         3.09. PEOPLES INFORMATION. None of the information relating to Peoples and Peoples Bank to be contained in (i) the Form S-4 will, at the time the Form S-4 becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement/Prospectus, as of the date(s) such Proxy Statement/Prospectus is mailed to stockholders of Market and Peoples and up to and including the date(s) of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

         3.10.    COMPLIANCE WITH APPLICABLE LAW.

         (a) Peoples and Peoples Bank have all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, federal, state, local and foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as it is presently being conducted and the absence of which could have a material adverse effect on the business, operations, assets or financial condition of Peoples and Peoples Bank taken as a whole; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect; and to the best knowledge of Peoples and Peoples Bank, no suspension or cancellation of any of the same is threatened.

         (b) Neither Peoples nor Peoples Bank is in violation of its respective Certificate of Incorporation or other governing instrument or Bylaws, or of any applicable federal, state or local law or ordinance or any order, rule or regulation of any federal, state, local or other governmental agency or body (including, without limitation, all banking, securities, municipal securities, safety, health, zoning, anti-discrimination, antitrust, and wage and hour laws, ordinances, orders, rules and regulations), or in default with respect to any order, writ, injunction or decree of any court, or in default under any order, license, regulation or demand of any governmental agency, any of which violations or defaults could have a material adverse effect on the business, operations, assets or financial condition of Peoples and Peoples Bank taken as a whole; and neither Peoples nor Peoples Bank has received any notice or communication from any federal, state or local governmental authority asserting that Peoples or Peoples Bank is in violation of any of the foregoing which could have a material adverse effect on the business, operations, assets or financial condition of Peoples and Peoples Bank taken as a whole. Neither Peoples nor Peoples Bank is subject to any regulatory or supervisory cease and desist order, agreement, written directive, memorandum of understanding or written commitment (other than those of general applicability to all savings associations issued by governmental authorities), and none of them has received any written communication requesting that they enter into any of the foregoing.

         3.11.    DEPOSIT INSURANCE AND OTHER REGULATORY MATTERS.

         (a) The deposit accounts of Peoples Bank are insured by the Savings Association Insurance Fund administered by the FDIC to the maximum extent permitted by the FDIA, and Peoples Bank has paid all premiums and assessments required by the FDIA and the regulations thereunder.

         (b) Peoples Bank is a member in good standing of the FHLB of Cincinnati and owns the requisite amount of stock in the FHLB of Cincinnati.

         (c) Peoples Bank is a "qualified thrift lender," as such term is defined in the HOLA and the regulations thereunder.

         (d) Peoples Bank has at all times qualified as a "domestic building and loan association," as such term is defined in Section 7701(a)(19) of the Code, for purposes of Section 593 of the Code.

         3.12.    PROPERTIES AND INSURANCE.

         (a) All real and material personal property owned by Peoples or Peoples Bank or presently used by either of them in their respective business is in an adequate condition (ordinary wear and tear excepted) and is sufficient to carry on the business of Peoples and Peoples Bank in the ordinary course of business consistent with their past practices. Peoples and Peoples Bank have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Peoples' consolidated statement of financial condition as of June 30, 2000, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since June 30, 2000), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in said consolidated statement of financial condition or the notes thereto or have been incurred in the ordinary course of business after the date of such consolidated statement of financial condition, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets or financial condition of Peoples and Peoples Bank taken as a whole, and (iv) with respect to owned real property, title imperfections noted in title reports prior to the date hereof. Peoples and Peoples Bank as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by Peoples and Peoples Bank and the consummation of the transactions contemplated hereby and by the Agreement of Merger will not affect any such right.

         (b) The business operations and all insurable properties and assets of Peoples and Peoples Bank are insured for their benefit against all risks which, in the reasonable judgment of the management of Peoples, should be insured against, in each case under valid, binding and enforceable policies or bonds issued by insurers of recognized responsibility, in such amounts with such deductibles and against such risks and losses as are in the opinion of the management of Peoples adequate for the business engaged in by Peoples and Peoples Bank. As of the date hereof, neither Peoples nor Peoples Bank has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.

         3.13.    ENVIRONMENTAL MATTERS.

         (a) To the best knowledge of Peoples and Peoples Bank, neither Peoples nor Peoples Bank has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities which would not singly or in the aggregate have a material adverse effect on the business, operations, assets or financial condition of Peoples and Peoples Bank taken as a whole.

         (b) To the best knowledge of Peoples and Peoples Bank, none of the Loan Portfolio Properties and Other Properties Owned (as defined hereinafter) by Peoples or Peoples Bank has been, during the period of ownership by Peoples or Peoples Bank, respectively, or is in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of Peoples and Peoples Bank taken as a whole.

         (c) To the best knowledge of Peoples and Peoples Bank, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned by Peoples or Peoples Bank under any

Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets or financial condition of Peoples and Peoples Bank taken as a whole.

         For purposes of this Section 3.13, "Loan Portfolio Properties and Other Properties Owned" means those properties owned, leased or operated by Peoples or Peoples Bank and those properties which serve as collateral for loans owned by Peoples or Peoples Bank.

         3.14. ALLOWANCE FOR LOAN LOSSES AND REAL ESTATE OWNED. The allowance for loan losses reflected on Peoples' consolidated statements of financial condition included in the consolidated financial statements referred to in
Section 3.04 hereof is, or will be in the case of subsequently delivered financial statements, as the case may be, in the opinion of Peoples' management adequate in all material respects as of their respective dates.

         3.15. MINUTE BOOKS. Since March 29, 2000, the minute books of Peoples and Peoples Bank contain in all material respects complete and accurate records of all meetings and other corporate action held or taken by their respective Boards of Directors (including committees of their respective Boards of Directors) and stockholders.

         3.16. BROKER FEES. Except as set forth in Peoples Disclosure Schedule 3.16, none of Peoples, Peoples Bank nor any of their directors or officers has employed any consultant, broker or finder or incurred any liability for any consultant's, broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement.

         3.17. DISCLOSURES. No representation or warranty contained in Article III of this Agreement, and no statement contained in the Peoples Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein not misleading.

         3.18. STOCK OWNERSHIP. Except as set forth in Peoples Disclosure
Schedule 3.18, neither Peoples nor any of its "affiliates" or "associates," as the terms "affiliates" and "associates" are defined in Section 1704.01(C)(1) of the OGCL, are "beneficial owners," as the term "beneficial owners" is defined in
Section 1704.01(C)(4) of the OGCL, of any of the outstanding shares of Market Common Stock.

                                   ARTICLE IV

                            COVENANTS OF THE PARTIES

         4.01. CONDUCT OF THE BUSINESS OF MARKET. During the period from the date hereof to the Effective Time, Market shall, and shall cause Market Bank to, conduct its businesses and engage in transactions permitted hereunder or only in the ordinary course and consistent with past practice, except with the prior written consent of Peoples, which consent shall not be unreasonably withheld. Market shall use its best efforts to (i) preserve its business organization and that of Market Bank intact, (ii) keep available to itself and Peoples the present services of the employees of Market and Market Bank, and (iii) preserve for itself and Peoples the goodwill of the customers of itself and Market Bank and others with whom business relationships exist.

         4.02. NEGATIVE COVENANTS OF MARKET. Market agrees that from the date hereof to the Effective Time, except as otherwise approved by Peoples in writing or as permitted or required by this Agreement, Market will not, nor will Market permit Market Bank to:

         (i) change any provision of the Articles of Incorporation or other governing instrument, Code of Regulations or Bylaws of Market or Market Bank, except to amend the Articles of Incorporation of Market to eliminate Article Seventh and to amend the Articles of Incorporation of Market Bank to eliminate Article Eighth.

         (ii) except for the issuance of Market Common Stock pursuant to the present terms of stock options which are outstanding as of the date hereof (and identified on Market Disclosure Schedule 4.02 (ii)), change the number of shares of its authorized or issued capital stock or issue or grant any option, warrant, call, commitment, subscription, award, right to purchase or agreement of any character relating to the authorized or issued capital stock of Market or Market Bank, or any securities convertible into shares of such capital stock, or split, combine or reclassify any shares of its capital stock, or redeem or otherwise acquire any shares of such capital stock;

         (iii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of the capital stock of Market, except for regular quarterly cash dividends not in excess of $.08 per share of Market Common Stock; provided, however, Market shall coordinate the declaration of any dividends in respect of the Market Common Stock and the record dates and payment dates relating thereto with that of the Peoples Common Stock, it being the intention of the parties that the holders of Peoples Common Stock or Market Common Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Peoples Common Stock and/or Market Common Stock and any shares of Peoples Common Stock any holder of Market Common Stock receives in exchange therefor in the Merger.

         (iv) grant any severance or termination pay (other than pursuant to binding contracts of Market in effect on the date hereof and disclosed to Peoples on Market Disclosure Schedule 2.13(a)), to, or enter into or amend any employment, consulting or compensation agreement with, any of its directors, officers or employees except that, with respect to the employment agreements by and between Market Bank and each of Julie M. Bertsch and Jane F. Gibson, the Board of Directors of Market Bank may take affirmative action to renew such agreements for a one year term expiring March 31, 2002 only after a review of the performance of Ms. Bertsch or Ms. Gibson, as applicable, in March 2001 as provided in Section 1 of each of such agreements; or award any increase in compensation or benefits to its directors, officers or employees, except, in the case of officers or employees, an increase in compensation not in excess of the cost of living index for the year ended December 31, 1999 and except bonuses through December 31, 2000 consistent with amounts accrued for the six months ended June 30, 2000;

         (v) enter into or modify (except as may be required by applicable law or as may be required by Section 4.13(c) hereof, with the prior written consent of Peoples, which consent shall not be unreasonably withheld) any pension, retirement, stock option, stock purchase, stock grant, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees; or make any contributions to the Market ESOP or any other defined contribution plan or any defined benefit pension or retirement plan other than in the ordinary course of business consistent with past practice;

         (vi) sell or dispose of any significant assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies and other than obtaining FHLB advances, or acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;

         (vii) make any capital expenditures in excess of $50,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof, other than expenditures necessary to maintain existing assets in good repair and other than as set forth in Market Disclosure Schedule 4.02(vii);

         (viii) except as set forth on Market Disclosure Schedule 4.02(viii), file any applications or make any contract with respect to branching or site location or relocation;

         (ix) make any material change in its accounting methods or practices, other than changes required by generally accepted accounting principles, or change any of its methods of reporting income and deductions for federal income tax purposes, except as required by changes in laws or regulations;

         (x) change its lending, investment, deposit or asset and liability management or other banking policies in any material respect except as may be required by applicable law;

         (xi) engage in any transaction with an "affiliated person" or "affiliate," in each case as defined in Section 2.18(a) hereof except for payments to Rae Skirvin Larimer in the ordinary course of business, any retainer payments for which will be pro rated to the date of Closing based on an annual amount of $20,000;

         (xii) enter into any futures contract, option or other agreement or take any other action for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest;

         (xiii) make or commit to make any loan(s) (including unfunded commitments and lines of credit) to any one person or entity (together with "affiliates" of such person or entity) in excess of $200,000 in the aggregate or in excess of a 80% loan-to-value ratio;

         (xiv) waive any rights of material value or cancel any material debts or claims;

         (xv) acquire any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

         (xvi) purchase any brokered loans, provided, however, that Market may submit written requests to Peoples to purchase loans of up to $200,000 from A&H Mortgage Inc. which Peoples will approve or deny by written notice within 24 hours of the initial request from Market;

         (xvii) take any action that would result in any of its representations and warranties contained in Article II of this Agreement not being true and correct in any material respect at the Effective Time; or

         (xviii)  agree to do any of the foregoing.

         4.03. NEGATIVE COVENANT OF PEOPLES. Peoples agrees that from the date hereof to the Effective Time, except as otherwise approved by Market in writing or as permitted or required by this Agreement, neither Peoples nor Peoples Bank will, or will agree to, sell or dispose of any significant assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies.

         4.04. NO SOLICITATION. Neither Market nor Market Bank shall, nor shall Market or Market Bank authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative of Market or Market Bank to, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Peoples) concerning any merger, sale of substantial assets or liabilities not in the ordinary course of business, sale of shares of capital stock or similar transactions involving Market or Market Bank (an "Acquisition Transaction"); provided, however, that Market may provide information to, or enter into discussions or negotiations with, another person or entity in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Market, after receiving the written advice of counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of Market under applicable law. Market will provide immediate written notice to Peoples of any proposal which it may receive in respect of any such Acquisition Transaction.

         4.05. CURRENT INFORMATION. During the period from the date hereof to the Effective Time, each party will cause one or more of its designated representatives to confer on a monthly basis with representatives of the other party regarding its business, operations, prospects, assets and financial condition and matters relating to the completion of the transactions contemplated hereby. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter (other than the last quarter of each fiscal year) ending after the date of this Agreement, each party will deliver to the other party its quarterly report on Form 10-Q (or Form 10-QSB) under the 1934 Act, and, as soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, each party will deliver to the other party its Annual Report on Form 10-K (or Form 10-KSB). Within 30 days after the end of each quarter, each party shall provide the other party with a copy of the Thrift Financial Report filed with the OTS.

         4.06.    ACCESS TO PROPERTIES AND RECORDS; CONFIDENTIALITY.

         (a) Market shall permit Peoples and its representatives, and Peoples shall permit Market and its representatives, reasonable access to their respective properties and those of their subsidiaries, and shall disclose and make available to Peoples all books, papers and records relating to the assets, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (except as necessary to preserve attorney-client privilege), plans affecting employees, and any other business activities or prospects in which each party may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. Market will use its best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Each party shall make their respective directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with the other party and its representatives, provided that such access shall be reasonably related to the transactions contemplated hereby and not unduly interfere with normal operations.

         (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger and, if such Merger shall not occur, the party receiving the information shall, at the request of the party which furnished such information, either return to the party which furnished such information or destroy all documents or other materials containing, reflecting or referring to such information; shall use its best effort to keep confidential all such information; shall use such information only for the purpose of consummating the transactions contemplated by this Agreement; and shall not directly or indirectly use such information for any competitive or commercial purposes. The obligation to keep such information confidential shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the party furnishing the information; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving the information; or
(D) was disclosed to the party receiving the information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.

         (c) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with the terms hereof, Market shall provide to Peoples copies of all written materials provided to the directors of Market and Market Bank for all meetings of the Board of Directors of Market and Market Bank and copies of all minutes thereof as they are prepared except written materials and minutes related to this Agreement or to any Acquisition Transaction.

         4.07.    REGULATORY MATTERS.

         (a) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation (including without limitation the Form S-4 and the Proxy Statement/Prospectus), to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as practicable. The parties shall each have the right to review and approve in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement.

         (b) Each of the parties will furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of them, or any of their respective subsidiaries to any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

         (c) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in connection with the Merger and the other transactions, applications or filings contemplated by this Agreement.

         4.08. APPROVAL OF STOCKHOLDERS. Market and Peoples will (a) take all steps (including, without limitation, the preparation of the Form S-4 and Proxy Statement/Prospectus in accordance with all applicable requirements) necessary to duly call, give notice of, convene and hold a meeting of its stockholders as soon as reasonably practicable, for the purposes of securing the approval of such stockholders of this Agreement and the Agreement of Merger, (b) recommend to its stockholders the approval of this Agreement and the Agreement of Merger and the transactions contemplated hereby and thereby, and use its best efforts to obtain, as promptly as practicable, such approval, provided however, that the Board of Directors of Market or Peoples, as the case may be may fail to make such recommendation, or withdraw, modify or change any such recommendation, if such Board of Directors, after having consulted with and considered the advice of outside counsel experienced in such matters, has determined that the making of such recommendation or the failure to withdraw, modify or change such recommendation, would constitute a breach of the fiduciary duties of such directors under applicable law, and (c) cooperate and consult with each other with respect to the foregoing matters.

         4.09. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to closing contained herein and to consummate and make effective the transactions contemplated by this Agreement and the Agreement of Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.

         4.10. DISCLOSURE SUPPLEMENTS. From time to time prior to the Effective Time, each party will promptly supplement or amend its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known as of the date hereof, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Article V or the compliance by Market with the covenants set forth in Section 4.01 hereof.

         4.11. PUBLIC ANNOUNCEMENTS. The parties hereto shall approve in advance the substance of and cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation and as to which the parties releasing such information have used their best efforts to discuss with the other parties in advance.

         4.12. FAILURE TO FULFILL CONDITIONS. In the event that either of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to June 30, 2001 and that it will not waive that condition, it will promptly notify the other party. Peoples and Market will promptly inform the other of any facts applicable to them, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger; and will promptly notify the other in writing of any adverse business conditions threatening its normal business operations or of the occurrence of any event or the failure of any event to occur that might result in a breach of or a failure to comply with any representation, warranty, covenant, condition or agreement contained in this Agreement or of the commencement of any action, suit, proceeding, or investigation against it.

         4.13.    TREASURY SHARES.

         On or before the Effective Time, Market shall cause its Board of Directors to retire the treasury shares of Market and to restore such shares to the status of authorized but unissued Market Common Stock.

         4.14.    CERTAIN POST-MERGER AGREEMENTS.

         The parties hereto agree to the following arrangements at or following the Effective Time:

         (a) Employment, Severance and Change in Control Agreements. At the Effective Time, John T. Larimer, Jane F. Gibson and Julie M. Bertsch shall receive the payments and benefits due such individuals for termination in the event of a change of control of Market provided by the employment agreements between Market Bank and each of John T. Larimer, Jane F. Gibson and Julie M. Bertsch. In the event that payments pursuant to this Section 4.14(a) would result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Code and the regulations promulgated thereunder (hereinafter collectively referred to as "SECTION 280G"), such payments shall be reduced to the maximum amount which may be paid under SECTION 280G without exceeding such limits. Market Disclosure Schedule 4.14(a) describes and quantifies in reasonable detail the maximum amount of payments and benefits which could become due and payable to each such person (assuming the Merger is consummated on April 1, 2001) under the agreement as a result of a termination of employment and/or a change in control of Market or Market Bank.

         (b) Employee Benefit Plans. Subject to the provisions of this Section 4.13, all employees of Market or Market Bank immediately prior to the Effective Time who are employed by Peoples or Peoples Bank (the "Employers") immediately following the Effective Time ("Transferred Employees") will be covered by Employers' employee benefit plans on substantially the same basis as any employee of the Employers in a comparable position. Notwithstanding the foregoing, Peoples may determine to continue any of the Market benefit plans for Transferred Employees in lieu of offering participation in the Employers' benefit plans providing similar benefits (e.g., medical and hospitalization benefits), to terminate any of Market's benefit plans, or to merge any such benefit plans with the Employers' benefit plans, provided the result is the provision of benefits to Transferred Employees that are substantially similar to the benefits provided to the Employers' employees generally. Except as specifically provided in this Section 4.14 and as otherwise prohibited by law, Transferred Employees' service with Market or Market Bank shall be recognized as service with the Employers for purposes of eligibility to participate and vesting, if applicable (but not for purposes of benefit accrual) under the Employers' benefit plans, subject to applicable break-in-service rules. Peoples agrees that any pre-existing condition, limitation or exclusion in its medical, long-term disability and life insurance plans shall not apply to Transferred Employees or their covered dependents who are covered under a medical or hospitalization indemnity plan maintained by Market or Market Bank on the Effective Time and who then change coverage to the

Employers' medical or hospitalization indemnity health plan at the time such Transferred Employees are first given the option to enroll.

         (c) Employees of Market and Market Bank. Within ninety (90) days of the date hereof, Peoples shall use its reasonable best efforts to inform the employees of Market and Market Bank of the likelihood of such employees having continued employment with Peoples and/or Peoples Bank following the Effective Time and, where appropriate, shall use its reasonable best efforts to interview the employees of Market and Market Bank to determine if there are mutually beneficial employment opportunities available at Peoples and/or Peoples Bank. Peoples Bank shall give any full-time employee who is terminated within six months from the Effective Time, except for those individuals terminated for cause, two weeks of severance pay for each year of service up to a maximum of 26 weeks severance pay.

         (d) Market ESOP Termination. At or before the Effective Time, Market shall terminate the Market ESOP and shall file an Application for Determination with the IRS regarding tax qualification upon termination. All amounts accrued on the financial statements of Market as Market ESOP expense through the end of the month immediately before the month of the Closing shall be contributed by Market to the Market ESOP Trustee and shall be paid by the Market ESOP Trustee to Market to reduce the outstanding balance of the current exempt loan (the "Loan") from Market to the Market ESOP. After reduction of the Loan balance, an appropriate number of shares of Market Common Stock shall be allocated as promptly as possible by the Market ESOP Trustee to the accounts of Market ESOP participants (as defined in the Market ESOP) in accordance with the allocation provisions of the Market ESOP and applicable law; provided, however, that any such contribution shall be deductible by Market and Market Bank under Section 404 of the Code and the allocations of such contribution shall otherwise be in compliance with Section 415 of the Code. All shares of Market Common Stock held by the Trustee of the Market ESOP at the Effective Time shall be exchanged by the Market ESOP Trustee for the Per Share Stock Consideration. The Trustee of the Market ESOP shall dispose of shares held in the suspense account of the Market ESOP for the purpose of retiring the Loan. Any shares and other assets remaining in the suspense account following the repayment of the Loan in full shall be allocated as promptly as possible by the Market ESOP Trustee to participants (as defined in the Market ESOP) in accordance with the allocation provisions of the Market ESOP in Section 17.02 and applicable law. It is the intent of the parties that the Market ESOP be terminated concurrently with the Effective Time and that the distributions be made as soon thereafter as possible, provided that no distribution shall be made until a final determination letter is received from the IRS.

         In the event that the IRS determines that the allocation of assets remaining in the suspense account following repayment of the Loan in full is subject to the limits on annual additions pursuant to Section 415 of the Code, then Peoples will make all reasonable efforts, to the extent permissible under applicable provisions of the Code and related Treasury Regulations, to continue the Market ESOP Trust through the last day of the Market ESOP plan year following the Market ESOP plan year during which the Effective Time occurs, solely for the benefit of those individuals who are participants in the Market ESOP immediately before the Effective Time, and to allocate such remaining assets to Market ESOP participants in accordance with the terms of the Market ESOP to the full extent permissible under Section 415 of the Code between the Effective Time and the last day of the Market ESOP plan year following the Market ESOP plan year during which the Effective Time occurs. In the event that all assets held by the Market ESOP Trust are allocated prior to the last day of the Market ESOP plan year during which the Effective Time occurs, the Market ESOP Trust shall be immediately terminated and participants' Market ESOP accounts will be distributed as soon as practicable thereafter.

         (e) Indemnification. For a period of three years after the Effective Time, Peoples shall indemnify and hold harmless each present and former director, officer and employee of Market and Market Bank determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (collectively, "Claims"), to the fullest extent to which such Indemnified Parties were entitled under Ohio law, the Articles of Incorporation, Code of Regulations and Bylaws of Market or Market Bank as in effect on the date hereof.

         Any Indemnified Party wishing to claim indemnification under this
Section 4.14(e), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Peoples, but the failure to so notify shall not relieve Peoples of any liability it may have to such Indemnified Party if such failure does not materially prejudice Peoples. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Peoples shall have the right to assume the defense thereof and Peoples shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Peoples elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Peoples and the Indemnified Parties, the Indemnified Parties may retain counsel which is reasonably satisfactory to Peoples, and Peoples shall pay, promptly as statements therefor are received, the reasonable fees and expenses of such counsel for the Indemnified Parties (which may not exceed one firm in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest), (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Peoples shall not be liable for any settlement effected without its prior written consent, which consent shall not be withheld unreasonably.

         (f) Insurance. Peoples and Peoples Bank shall maintain a directors' and officers' liability insurance policy covering the Indemnified Parties Costs in connection with any Claims for a period of three (3) years after the Effective Time, provided, however, that in no event shall Peoples expend, in order to obtain such insurance, any amount per annum in excess of 150% of the amount of the actual annual premium paid as of the date hereof by Market for such insurance (the "Maximum Amount"), and provided further that if the amount of the annual premium necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Peoples shall use its reasonable best efforts to maintain the most advantageous policy of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Amount.

                                    ARTICLE V

                               CLOSING CONDITIONS

         5.01. CONDITIONS TO THE PARTIES' OBLIGATIONS UNDER THIS AGREEMENT. The respective obligations of the parties under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) All necessary regulatory or governmental approvals and consents shall have been obtained without any non-standard term or condition which would materially impair the value of Market and Market Bank to Peoples; all conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all waiting periods in respect thereof shall have expired;

         (b) All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby and by the Agreement of Merger shall have been duly and validly taken by Peoples and Market, including approval by the requisite vote of the stockholders of Market and Peoples of this Agreement and the Agreement of Merger;

         (c) No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement and which Peoples or Market determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger;

         (d) The Form S-4 shall have become effective under the 1933 Act, and Peoples shall have received all state securities laws or "blue sky" permits and other authorizations or there shall be exemptions from registration requirements necessary to issue the Peoples Common Stock in connection with the Merger, and neither the Form S-4 nor any such permit, authorization or exemption shall be subject to a stop order or threatened stop order by the Commission or any state securities authority;

         (e) The parties shall have received, in form and substance reasonably satisfactory to them an opinion of Elias, Matz, Tiernan & Herrick L.L.P. to the effect that, for federal income tax purposes, the Merger will qualify as a "reorganization" under Section 368(a) of the Code; and

         (f) Market shall have received the written opinions of McDonald Investments, Inc., dated the date of this Agreement and the date of the Proxy Statement to the effect that the Merger Consideration is fair to the holders of Market Common Stock from a financial point of view as of such dates.

         5.02. CONDITIONS TO THE OBLIGATIONS OF PEOPLES UNDER THIS AGREEMENT. The obligations of Peoples under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Peoples:

         (a) Each of the obligations of Market required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Market contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date; (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of Market and Market Bank taken as a whole; or (iii) any failure of a representation or warranty to be true and correct due to or resulting from (V) any change in banking or similar laws, rules or regulations of general applicability to banks, thrift institutions or their holding companies or interpretations thereof by courts or governmental authorities; (W) changes in generally accepted accounting principles that are generally applicable to the banking or savings industries; (X) expenses incurred in connection with the transactions contemplated hereby; (Y) actions or omissions of a party (or any of its subsidiaries) taken with the prior informed written consent of the other party or parties in contemplation of the transactions contemplated hereby; or
(Z) changes attributable to or resulting from changes in general economic conditions, including changes in the prevailing level of interest rates, and Peoples shall have received a certificate to that effect signed by the President and Chief Executive Officer of Market.

         (b) All permits, consents, waivers, clearances, approvals and authorizations of all regulatory or governmental authorities or third parties which are necessary in connection with the consummation of the Merger shall have been obtained, and none of such permits, consents, waivers, clearances, approvals and authorizations shall contain any non-standard term or condition which would materially impair the value of Market and Market Bank to Peoples.

         (c) Holders of Market Common Stock who dissent from the Merger pursuant to the OGCL by meeting the requirements set forth in the OGCL shall not hold more than 10% of the Market Common Stock immediately prior to the Effective Time.

         (d) Each stockholder of Market who is a Market Affiliate shall have executed and delivered a commitment and undertaking to the effect that (i) such stockholder will dispose of the shares of Peoples Common Stock received by him in connection with the Merger only in accordance with the provisions of paragraph (d) of Rule 145 under the 1933 Act; (ii) such stockholder will not dispose of any of such shares until Peoples has received an opinion of counsel acceptable to it that such proposed disposition is in compliance with the provisions of paragraph (d) of Rule 145 under the 1933 Act, which opinion shall be rendered promptly following counsel's receipt of such stockholder's written notice of its intention to sell shares of Peoples Common Stock; and (iii) the certificates representing said shares may bear a legend referring to the foregoing restrictions.

         (e) Market shall have furnished Peoples with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.02 as Peoples may reasonably request.

         (f) There shall not have been a material adverse change in the financial condition, assets, liabilities or business of Market and Market Bank, taken as a whole, after the date of this Agreement.

         5.03. CONDITIONS TO THE OBLIGATIONS OF MARKET UNDER THIS AGREEMENT. The obligations of Market under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any one or more of which may be waived by Market:

         (a) Each of the obligations of Peoples and Peoples Bank required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed and complied with in all material respects and the representations and warranties of Peoples and Peoples Bank contained in this Agreement shall have been true and correct as of the date hereof and as of the Effective Time as though made at and as of the Effective Time, except (i) as to any representation or warranty which specifically relates to an earlier date or (ii) where the facts which caused the failure of any representation or warranty to be so true and correct would not, either individually or in the aggregate, constitute a material adverse change in the business, operations, assets or financial condition of Peoples and Peoples Bank taken as a whole, and Market shall have received a certificate to that effect signed by the President and Chief Executive Officer of Peoples.

         (b) Peoples shall have furnished Market with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 5.03 as Market may reasonably request.

         (c) There shall not have been a material adverse change in the financial condition, assets, liabilities or business of Peoples and Peoples Bank, taken as a whole, after the date of this Agreement.

                                   ARTICLE VI

                     TERMINATION, AMENDMENT AND WAIVER, ETC.

         6.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of this Agreement and the Agreement of Merger by the stockholders of Market and Peoples:

         (a) by mutual written consent of the parties hereto;

         (b) by Peoples or Market (i) if the Effective Time shall not have occurred on or prior to June 30, 2001 or (ii) if a vote of the stockholders of Market or Peoples is taken and such stockholders of either Market or Peoples fail to approve this Agreement and the Agreement of Merger at the meeting of stockholders (or any adjournment thereof) of Market or Peoples; unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein to be performed or observed by such party at or before the Effective Time;

         (c) by Peoples or Market upon written notice to the other 30 or more days after the date upon which any application for a regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority, unless the denial or withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform its agreements set forth herein to be performed by such party at or before the Effective Time.

         (d) by Peoples in writing if Market has, or by Market in writing if Peoples has, breached (i) any covenant or undertaking contained herein or in the Agreement of Merger, or (ii) any representation or warranty contained herein, which breach would have a material adverse effect on the business, operations, assets or financial condition of Market and Market Bank or Peoples and Peoples Bank, as applicable, taken as a whole, or upon the consummation of the transactions contemplated hereby, in any case if such breach has not been cured by the earlier of 30 days after the date on which written notice of such breach is given to the party committing such breach or the Effective Time; provided that it is understood and agreed that either party may terminate this Agreement on the basis of any such material breach of any representation or warranty contained herein, notwithstanding any qualification therein relating to the knowledge of the other party;

         (e) by Peoples or Market in writing, if any of the applications for prior approval referred to in Section 4.07 hereof are approved contingent upon the satisfaction of any non-standard condition or requirement which, in the reasonable opinion of the Board of Directors of Peoples, would materially impair the value of Market and Market Bank to Peoples, and the time period for appeals and requests for reconsideration has run.

         6.02. EFFECT OF TERMINATION. In the event of termination of this Agreement by either Peoples or Market as provided above, this Agreement shall forthwith become void (other than Sections 4.05(b) and 7.01 hereof, which shall remain in full force and effect) and there shall be no further liability on the part of the parties or their respective officers or directors except for the liability of the parties under Sections 4.06(b) and 7.01 hereof and except for liability for any breach of this Agreement.

         6.03. AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law, at any time prior to the consummation of the Merger, whether before or after approval thereof by the stockholders of Market or Peoples, the parties may (a) amend this Agreement and the Agreement of Merger, (b) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained herein; provided, however, that after any approval of the Merger by the stockholders of Market or Peoples, there may not be, without further approval of such stockholders, any amendment of this Agreement or the Agreement of Merger which modifies either the amount or the form of the Merger Consideration to be delivered to stockholders of Market. This Agreement and the Agreement of Merger may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.01.    EXPENSES.

         (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including without limitation legal, accounting, investment banking and printing expenses) shall be borne by the party incurring such costs and expenses, provided that Peoples shall bear all costs of printing, mailing and filing the Form S-4 and Proxy Statement/Prospectus and all other registration and filing fees relating to the Merger.

         (b) Notwithstanding any provision in this Agreement to the contrary, in the event that either of the parties shall willfully default in its obligations hereunder, the non-defaulting party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the willfully defaulting party for all damages, costs and expenses, including without limitation legal, accounting, investment banking and printing expenses, incurred or suffered by the non-defaulting party in connection herewith or in the enforcement of its rights hereunder if such non-defaulting party prevails, provided however that such damages, costs and expenses shall in no event be less than $250,000.

         (c) Market shall pay Peoples, and Peoples shall be entitled to payment of, a fee equal to $500,000 (the "Fee") upon the occurrence of a Purchase Event (as defined hereinafter) so long as the Purchase Event occurs prior to a Fee Termination Event (as defined hereinafter). Such payment shall be made to Peoples in immediately available funds within five business days after the occurrence of a Purchase Event. A Fee Termination Event shall be the first to occur of the following: (i) the Effective Time or (ii) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Purchase Event (other than a termination of this Agreement by Peoples pursuant to Section 6.01(d) hereof as a result of a willful breach of any representation, warranty, covenant or agreement of Market and Market Bank).

         (d) The term "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof and before September 30, 2001.

                  (i) Market or Market Bank shall have entered into an agreement to engage in an Acquisition Transaction with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the 1934 Act and the rules and regulations thereunder) other than Peoples or any affiliate of Peoples (the term "affiliate" having the meaning assigned thereto in Rule 405 under the 1933 Act) or the Board of Directors of Market shall have recommended that the shareholders of Market approve or accept any Acquisition Transaction with any person other than Peoples or any affiliate of Peoples; ;

                  (ii) After a bona fide written proposal is made by any person other than Peoples or any affiliate of Peoples to Market or Market's shareholders to engage in an Acquisition Transaction, (A) Market or Market Bank shall have breached any covenant or obligation contained in this Agreement and such breach would entitle Peoples to terminate this Agreement or (B) the holders of the Market Common Stock shall not have approved this Agreement and the Agreement of Merger at the meeting of such shareholders held for the purpose of voting on this Agreement and the Agreement of Merger, such meeting shall not have been held or shall have been cancelled prior to termination of this Agreement or (C) the Board of Directors of Market shall have withdrawn or modified in a manner adverse to Peoples the recommendation of the Board of Directors of Market with respect to this Agreement and the Agreement of Merger.

         If more than one occurrence constituting a Purchase Event under this Section arises, then all such occurrences shall give rise to only one Purchase Event.

         (e) Market shall give written notice to Peoples within 72 hours of the occurrence of a Purchase Event known to Market; however, the giving of such notice by Market shall not be a condition to the right of Peoples to obtain the Fee.

         (f) Payment of the Fee shall be in lieu of, and not in addition to, the payment of damages pursuant to Section 7.01(b) of this Agreement.

         7.02. SURVIVAL. The respective representations, warranties and covenants of the parties to this Agreement shall not survive the Effective Time but shall terminate as of the Effective Time, except for covenants that by their terms are to survive or be performed after the Effective Time.

         7.03. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight express or mailed by prepaid registered or certified mail (return receipt requested) or by cable, telegram or telex addressed as follows:

         (a)      If to Peoples, to:

                  Peoples Community Bancorp, Inc.
                  11 S. Broadway
                  Lebanon, Ohio  45036-1780
                  Attn:    Jerry D. Williams

                  Copy to:

                  Elias, Matz, Tiernan and Herrick L.L.P.
                  734 15th Street, N.W.
                  Washington, D.C.  20005
                  Attn:    Kevin M. Houlihan, Esq.

         (b)      If to Market, to:

                  Market Financial Corp.
                  7522 Hamilton Avenue
                  Mount Healthy, Ohio  45231
                  Attn:    John T. Larimer

                  Copy  to:

                  Vorys, Sater, Seymour and Pease LLP
                  Suite 2100, Atrium Two
                  221 East Fourth Street
                  Cincinnati, Ohio  45202
                  Attn:    Cynthia A. Shafer, Esq.

or such other address as shall be furnished in writing by any party, and any such notice or communication shall be deemed to have been given as of the date so mailed.

         7.04. PARTIES IN INTEREST. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party and, except as otherwise expressly provided herein, that nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         7.05. COMPLETE AGREEMENT. This Agreement and the Agreement of Merger, including the documents and other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement and understanding of the parties with respect to their subject matter and shall supersede all prior agreements and understandings between the parties, both written and oral, with respect to such subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein or therein.

         7.06. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.

         7.07. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

         7.08. HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, Peoples and Market have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                          PEOPLES COMMUNITY BANCORP, INC.

Attest:

/s/ John E. Rathkamp                 By:   /s/ Jerry D. Williams
--------------------------                --------------------------------------
John E. Rathkamp                          Jerry D. Williams
Secretary                                 President and Chief Executive Officer


                                          PEOPLES COMMUNITY BANK

Attest:

/s/ John E. Rathkamp                 By:   /s/ Jerry D. Williams
--------------------------                -------------------------------------
John E. Rathkamp                          Jerry D. Williams
Secretary                                 President and Chief Executive Officer

                                        MARKET FINANCIAL CORPORATION

Attest:

/s/ Rae Skirvin Larimer              By:   /s/ John T. Larimer
-----------------------------              -------------------------------------
Rae Skirvin Larimer                        John T. Larimer
Secretary                                  President and Chief Executive Officer



                                                          MARKET BANK

Attest:

/s/ Una Schaeperklaus                By:   /s/ John T. Larimer
-----------------------------              ------------------------------------
Una Schaeperklaus                          John T. Larimer
Secretary                                  President and Chief Executive Officer

                                    EXHIBIT A


                              STOCKHOLDER AGREEMENT

         STOCKHOLDER AGREEMENT, dated as of September __, 2000, by and among Peoples Community Bancorp, Inc. (the "Acquiror"), a Delaware corporation, and _____________________, a stockholder of Market Financial Corporation (the "Company"), an Ohio corporation (the "Stockholder").

                                   WITNESSETH:

         WHEREAS, the Acquiror and the Company have entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Agreement"), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of the Company with and into the Acquiror (the "Merger"); and

         WHEREAS, in order to induce the Acquiror to enter into the Agreement, the Stockholder agrees to, among other things, vote in favor of the Agreement in his or her capacity as a stockholder of the Company.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. OWNERSHIP OF ACQUIROR COMMON STOCK. The Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Company, no par value per share ("Company Common Stock"), set forth opposite such Stockholder's signature hereto.

         2. AGREEMENTS OF THE STOCKHOLDER. The Stockholder covenants and agrees that:

                  (a) such Stockholder shall, at any meeting of the Company's stockholders called for the purpose, vote, or cause to be voted, all shares of Company Common Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired), except shares held in a fiduciary capacity, in favor of the Agreement and the related Agreement of Merger between the Acquiror and the Company dated as of the date hereof;

                  (b) except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of the Company's stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of Company Common Stock, except shares held in a fiduciary capacity, and

                  (c) such Stockholder shall use his reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Stockholder Agreement.

         The Stockholder further agrees that the Company's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Common Stock, unless the transfer has been effected in compliance with the terms of this Stockholder Agreement.

         3. SUCCESSORS AND ASSIGNS. A Stockholder may sell, pledge, transfer or otherwise dispose of his shares of Company Common Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of the Company's stockholders referred to in Section 2(a) hereof, such Stockholder obtains the prior written consent of the Acquiror and that any acquiror of such Company Common Stock expressly agrees in writing to be bound by the terms of this Stockholder Agreement.

         4. TERMINATION. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

         5. NOTICES. Notices may be provided to the Company and the Stockholder in the manner specified in Section 7.03 of the Agreement, with all notices to the Stockholder being provided to them at the Company in the manner specified in such section.

         6. GOVERNING LAW. This Stockholder Agreement shall be governed by the laws of the State of Ohio without giving effect to the principles of conflicts of laws thereof.

         7. COUNTERPARTS. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

         8. HEADINGS AND GENDER. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

         IN WITNESS WHEREOF, the Acquiror by a duly authorized officer, and the Stockholder have caused this Stockholder Agreement to be executed as of the day and year first above written.

PEOPLES COMMUNITY BANCORP, INC.



By:
     ---------------------------------
     Name: Jerry P. Williams
     Title:  President and Chief
             Executive Officer


STOCKHOLDER                        NUMBER OF SHARES
                                   (Does not include shares held in a fiduciary capacity)


                                                                Unvested
                                   Outstanding     Options     RRP Shares
                                   -----------     -------     ----------

------------------------------     -----------     -------     ----------
Signature


------------------------------
Print or Type Name

                                  EXHIBIT B

                               AGREEMENT OF MERGER

         This Agreement of Merger is dated as of September 19, 2000, by and between Peoples Community Bancorp, Inc. ("Peoples"), a Delaware corporation, and Market Financial Corporation ("Market"), an Ohio corporation.

                              W I T N E S S E T H:

         WHEREAS, Peoples and Market have entered into an Agreement and Plan of Reorganization, dated as of the date hereof (the "Reorganization Agreement"); and

         WHEREAS, pursuant to the Reorganization Agreement and this Agreement of Merger, and subject to the terms and conditions set forth therein and herein, Market shall be merged with and into Peoples, with Peoples the surviving corporation of such merger;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Reorganization Agreement, the parties hereto do mutually agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

         1.1 "EFFECTIVE TIME" shall mean the date and time at which the Merger contemplated by this Agreement of Merger becomes effective as provided in
Section 2.2 of this Agreement of Merger.

         1.2 "MARKET COMMON STOCK" shall mean the common stock, no par value, of Market.

         1.3 "MERGER" shall refer to the merger of Market with and into Peoples as provided in Section 2.1 of this Agreement of Merger.

         1.4 "MERGING CORPORATIONS" shall collectively refer to Peoples and Market.

         1.5 "PEOPLES COMMON STOCK" shall mean the common stock, par value $.01 per share, of Peoples.

         1.6 "STOCKHOLDER MEETINGS" shall mean the meetings of the stockholders of Peoples and Market held pursuant to Section 4.07 of the Reorganization Agreement.

         1.7 "SURVIVING CORPORATION" shall mean Peoples as the surviving corporation of the Merger.

                                   ARTICLE II

                               TERMS OF THE MERGER

         2.1 THE MERGER. Subject to the terms and conditions set forth in the Reorganization Agreement, at the Effective Time, Market shall be merged with and into Peoples pursuant to Section 252 of the Delaware General Corporation Law ("DGCL") and Section 1701.79 of the Ohio General Corporation Law ("OGCL"). Peoples shall be the Surviving Corporation of the Merger and shall continue to be governed by the laws of the State of Delaware. At the Effective Time, the separate existence and corporate organization of Market shall cease, and Peoples shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature of each of Market and Peoples; and be subject to all the restrictions, disabilities and duties of each of Market and Peoples; and all the rights, privileges, powers and franchises of each of Market and Peoples, and all property, real, personal and mixed, and all debts due to either Market or Peoples on whatever account, as well as all other things in action or belonging to each of Market and Peoples shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of, respectively, Market and Peoples, and the title to any real estate vested by deed or otherwise, under the laws of the State of Ohio or elsewhere in either Market or Peoples shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of either of Market or Peoples shall be preserved unimpaired, and all debts, liabilities and duties of Market and Peoples shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         2.2 EFFECTIVE TIME. The Merger shall become effective at 5:00 p.m. on the date and at the time that a Certificate of Merger is filed with the Secretary of State of the State of Delaware pursuant to the DGCL and a Certificate of Merger is filed with the Secretary of State of the State of Ohio pursuant to the OGCL, unless a later date and time is specified as the Effective Time in such Certificates of Merger.

         2.3 NAME OF THE SURVIVING CORPORATION. The name of the Surviving Corporation shall be "Peoples Community Bancorp, Inc.," and the registered office of the Surviving Corporation shall be located at 1209 Orange Street, Wilmington, Delaware 19801.

         2.4 CERTIFICATE OF INCORPORATION. On and after the Effective Time, the Certificate of Incorporation of Peoples shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law.

         2.5 BYLAWS. On and after the Effective Time, the Bylaws of Peoples shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

         2.6 CONSENT. On and after the Effective Time, the Surviving Corporation consents to be sued and served with process in the State of Ohio and irrevocably appoints the Secretary of State of the State of Ohio as its agent to accept service of process in any proceeding in the State of Ohio to enforce against the Surviving Corporation any obligation of Market or to enforce the rights of holders of any Market Dissenting Shares (as hereinafter defined).

                                   ARTICLE III

                              CONVERSION OF SHARES

         3.1 CONVERSION OF MARKET COMMON STOCK AND OPTIONS TO PURCHASE MARKET COMMON STOCK.

         (a) Subject to Section 3.2 hereof, each share of Market Common Stock outstanding immediately prior to the Effective Time shall be cancelled and extinguished. Each of such shares, other than (i) shares held by Market (including treasury shares) or Peoples or any of their respective wholly owned subsidiaries and (ii) Market Dissenting Shares (as hereinafter defined), shall be converted into the right to receive the number of shares of Peoples Common Stock equal to the Exchange Ratio (as defined in the Reorganization Agreement) or $13.00 in cash in accordance with the terms of Section 1.03 of the Reorganization Agreement.

         (b) Notwithstanding any other provision hereof, no fractional shares of Peoples Common Stock shall be issued to holders of Market Common Stock. In lieu thereof, each holder of shares of Market Common Stock entitled to a fraction of a share of Peoples Common Stock shall, at the time of surrender of the certificate or certificates representing such holder's shares, receive an amount of cash in accordance with the terms of Section 1.05 of the Reorganization Agreement. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

         (c) At or immediately prior to the Effective Time, each option to purchase Market Common Stock issued pursuant to Market's 1998 Stock Option Plan and is outstanding and exercisable shall be cancelled and converted into the right to receive from Peoples a cash amount determined in accordance with
Section 1.06 of the Reorganization Agreement. The payment of the consideration referred to in this Section 3.1(c) to holders of options to purchase Market Common Stock shall be subject to the execution by any such holder of such instruments of cancellation as Peoples may reasonable deem appropriate.

         3.2 EXCHANGE OF CERTIFICATES FOR STOCK AND/OR CASH.

         After the Effective Time, each certificate for theretofore outstanding shares of Market Common Stock, shall be surrendered and exchanged for cash or stock consideration in the manner provided in Section 1.04 of the Reorganization Agreement.

         3.3 DISSENTING SHARES. Notwithstanding anything in this Agreement of Merger to the contrary, shares of Market Common Stock that are outstanding immediately before the Effective Time and which are held by shareholders who shall not have voted such shares in favor of the Reorganization Agreement and this Agreement of Merger, who shall have delivered to Market or Peoples a written demand for appraisal of such shares in the manner provided in Section 1701.85 of the OGCL and who shall have otherwise complied fully with all of the requirements of Section 1701.85 of the OGCL shall not be converted into or be exchangeable for the right to receive the consideration provided in the Reorganization Agreement; provided, however, that (a) each of such shares ("Market Dissenting Shares") shall nevertheless be cancelled and extinguished in accordance with the Reorganization Agreement; (b) the holder of Market Dissenting Shares, upon full compliance with the requirements of Section 1701.85 of the OGCL shall be entitled to payment of the appraised value of such shares in accordance with the provisions of Section 1701.85 of the OGCL; and (c) in the event (i) any holder of Market Dissenting Shares shall subsequently withdraw such holder's demand for appraisal of such shares after the Effective Time or shall fail to establish such holder's entitlement to appraisal rights in accordance with Section 1701.85 of the OGCL, or (ii) any holder of Market Dissenting Shares has not filed a petition demanding a determination of the value of such shares within the period provided in Section 1701.85 of the OGCL, such holder shall forfeit the right to appraisal of such shares and such shares shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive cash as provided in the Reorganization Agreement.


         3.4 PEOPLES COMMON STOCK. Each share of Peoples Common Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, continue to be issued and outstanding as an identical share of Peoples Common Stock.

                                   ARTICLE IV

                                  MISCELLANEOUS

         4.1 CONDITIONS PRECEDENT. The respective obligations of each party under this Agreement of Merger shall be subject to the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Article V of the Reorganization Agreement.

         4.2 TERMINATION. This Agreement of Merger shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Reorganization Agreement in accordance with
Section 6.01 thereof.

         4.3 AMENDMENTS. Subject to applicable law, this Agreement of Merger may be amended by a subsequent writing signed by each of the parties hereto upon the approval of the Board of Directors of each of the parties hereto; provided, however, that the provisions of Article III of this Agreement of Merger relating to the consideration to be paid for the shares of Market Common Stock shall not be amended after the meetings of stockholders of Market and Peoples so as to modify either the amount or the form of such consideration without the approval of the stockholders of Market and Peoples.

         4.4 SUCCESSORS. This Agreement of Merger shall be binding on the successors of Peoples and Market.

         IN WITNESS WHEREOF, Peoples and Market have caused this Agreement of Merger to be executed by their duly authorized officers as of the day and year first above written.


                                      PEOPLES COMMUNITY BANCORP, INC.


Attest:

                                      By:
-------------------------------------      -----------------------------------
John E. Rathkamp                           Jerry D. Williams
Secretary                                  President and Chief Executive Officer




                                      MARKET FINANCIAL CORPORATION


Attest:

                                      By:
-------------------------------------      -----------------------------------
Rae Skirvin Larimer                        John T. Larimer
Secretary                                  President and Chief Executive Officer